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Siemens AG
List of Subsidiaries and Associated Companies as of September 30, 2001

I. Subsidiaries Operations

1. Regional Companies (International)

Siemens S.A., Brussels, Belgium
Siemens A/S, Ballerup (Copenhagen), Denmark
AS Siemens, Tallinn
Siemens Osakeyhtio, Espoo (Helsinki), Finland
Siemens S.A.S. Saint-Denis (Paris), France
Siemens A.E., Electrotechnische Projekte und Erzeugnisse, Athens, Greece Siemens plc, Bracknell (London), England
Siemens Ltd., Dublin, Ireland
Siemens S.p.A., Milan
Siemens d. d Zagreb, Croatia
Siemens SIA Riga, Latvia
UAB Siemens, Vilnius, Lithuania
Siemens Nederland N.V., The Hague, Netherlands
Siemens As, Oslo, Norway
Siemens Aktiengesellschaft Oslerreich, Vienna, Austria
Siemens, Sp. z.o.o., Warsaw, Poland
Siemens S.A. Lisbon, Portugal
Siemens AB, Stockholm, Sweden
Siemens Schweiz AG, Zurich, Switzerland
Siemens s.r.o. Bratislava, Slovakia
Siemens d.o.o Ljubljana, Slovenia
Siemens S.A., Madrid, Spain
Siemens s.r.o. Prague, Czech Republik
Simko Ticaret ve Sanayi A.S., Istanbul, Turkey
Siemens Rt. Budapest, Hungary

Siemens S.A., Buenos Aires, Argentina
Siemens Ltda., Sao Paulo, Brazil
Siemens S.A. Santiago de Chile, Chile
Siemens Canada Ltd., Mississauga/Ontario, Canada
Siemens S.A., Bogota, Colombia
Grupo Siemens S.A. de C.V., Mexico City, Mexico
Siemens S.A., Caracas, Venezuela

Siemens Ltd., Bayswater (Melbourne), Australia
Siemens Ltd., Beijing, China
Siemens Ltd., Hong Kong, China
Siemens Ltd., Mumbai, India
P.T. Siemens Indonesia, Jakarta, Indonesia
Siemens K.K., Tokyo, Japan
Siemens Ltd., Seoul, Korea
Siemens Malaysia Sdn. Bhd. Kuala Lumpur, Malaysia
Siemens Pakistan Engineering Co. Ltd., Karachi
Siemens Inc., Manila
Siemens Pakistan Engineering Pte. Ltd., Singapore, Singapore
Siemens Ltd., Taipei, Taiwan
Siemens Ltd., Bangkok, Thailand
Siemens Ltd., Cairo, Egypt

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Siemens Israel Ltd., Tel Aviv, Israel
Siemens S.A., Casablanca, Morocco
OOO Siemens, Moscow, Russia
Siemens Ltd., Jidda, Saudi Arabia
Siemens Ltd., Johannesburg, South Africa
Siemens LLC, Abu Dhabi, United Arab Emirates

2. Siemens U.S.A. (Group statements)

3. Other subsidiaries

Information and Communication Networks (ICN)
Siemens Tele Industrie A.E., Thessaloniki, Greece
Siemens Information and Communication Networks S.p.A., Milan, Italy
ZWUT S.A. Warsaw, Poland
Siemens Information and Communication Networks, Inc., Boca Raton, Florida, USA Unisphere Networks, Inc., Burlington, Massachusetts, USA
Siemens Public Communication Networks Ltd., Bangalore, India
Egyptian German Telecommunication Industry S.A.E. Cairo, Egypt

Information and Communication Mobile (ICM)
Siemens Information and Communication Mobile LLC, Austin, Texas, USA Siemens Shanghai Mobile Communications Ltd., Shanghai, China
Siemens Telecommunication Systems Ltd., Taipei, Taiwan

Siemens Business Services (SBS)
Siemens Business Services GmbH & Co. OHG, Munich, Germany Siemens Business Services S.A. Brussels, Belgium
Siemens Business Services Ltd., Hounslow, Middlesex, England Siemens Informatica S.p.A., Milan, Italy
Siemens Business Services GmbH, Vienna, Austria
Siemens Business Services AG, Kloten (Zurich), Switzerland Siemens Itron Business Services S.A., Buenos Aires, Argentina Siemens Business Services Inc. Rye Brook, New York, USA

Automation and Drives (A&D)
Siemens Production Automatisation S.A., Haguenau, France
Siemens Elektromotory s.r.o., Mohelnice, Czech Republic
Siemens Milltronics Inc., Mississauga, Ontario, Canada
Siemens Energy & Automation, Inc., Alpharetta, Georgia, USA

Siemens Dematic (SD)
Siemens Dematic AG, Munich, Germany
Siemens Dematic Electronics Assembly Systems, Inc., Wilmington, Delaware, USA Mannesmann Dematic Rapistan Corp., Grand Rapids, Michigan, USA
Siemens Dematic Postal Automation, Inc., Arlington, Texas, USA

Siemens Building Technologies (SBT)
Siemens Gebaudetechnik GmbH & Co. OHG Erlangen, Germany
Siemens Building Technologies AG, Zurich, Switzerland
Siemens Building Technologies, Inc., Buffalo Grove, Illinois, USA

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Power Generation (PG)
Siemens Westinghouse Power Corporation, Orlando, Florida, USA

Power Transmission and Distribution (PTD)
Siemens Metering AG, Zug, Switzerland
Siemens Power Transmission & Distribution, Inc., Raleigh, North Carolina, USA

Transportation Systems (TS)
Siemens Duewag Schienenfahrzeuge GmbH, Krefeld, Germany
Matra Transport International S.A., Montrouge (Paris), France
Siemens SGP Verkehrstechnik Ges. m.b.H., Vienna, Austria
Siemens Transportation Systems, Inc., Sacramento, California, USA

Siemens VDO Automotive (SV)
Siemens VDO Automotive AG, Munich, Germany
Siemens VDO Automotive Rambouillet S.A.S., Rambouillet (Paris), France Siemens VDO Automotive S.A., Toulouse, France
VDO Automotive Espana S.A., Barcelona, Spain
VDO Ceska republica s.r.o. Brandys (Prague), Czech Republic
Siemens Automotive, Inc., Chatham, Ontario, Canada
Siemens Automotive Corp. Auburn Hills, Michigan, USA
VDO North America LLC, Winchester, Virginia, USA

Medical Solutions (Med)
Siemens-Elema AB, Solna (Stockholm), Sweden
Acuson Corporation, Wilmington, Delaware, USA
Siemens Medical Solutions Health Services, Wilmington, Delaware, USA Siemens Medical Solutions USA, Inc., Iselin, New Jersey, USA
Siemens Asahi Medical Technologies Ltd., Tokyo, Japan

Osram
Osram GmbH, Munich, Germany
Osram Opto Semiconductors GmbH & Co. OHG Regensburg, Germany
Osram S.A.S., Molsheim, France, Paris
Osram Ltd., Langley (London), England
Osram Societa Riunite Osram Edison Clerici S.p.A., Milan, Italy
Osram Argentina S.A.C.I., Buenos Aires, Argentina
Osram do Brasil Companhia de Lampadas Electricas Ltda., Osasco (Sao Paulo),
Brazil
Osram de Mexico S.A. de C.V., Tultitlan, Mexico
Osram Sylvania, Inc., Danvers, Massachusetts, USA
Osram-Melco Ltd., Yokohama, Japan

Infineon Technologies
Infineon Technologies AG, Munich, Germany
Infineon Technologies North America Corp., Wilmington, Delaware, USA Infineon Technologies Japan K.K., Tokyo, Japan
Infineon Technologies Asia Pacific Pte. Ltd., Singapore, Singapore

II. Subsidiaries--Financing and Real Estate

Siemens Financial Services (SFS)
Siemens Finance & Leasing GmbH & Co. KG, Munich, Germany
Siemens Financial Services GmbH, Munich, Germany

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Siemens Finance S.A., Saint-Denis (Paris), France
Siemens Financial Services Ltd., Harrow, Middlesex, England Siemens Finanziaria S.p.A., Milan, Italy
Siemens Financial Services Inc., Wilmington, Delaware, USA Siemens Real Estate (SRE)
Siemens Immobilian Management GmbH & Co. OHG, Munich, Germany Siemens Real Estate Ltd., Brackwell, Berkshire, England Siemens Servizi Aziendali S.t.l., Milan, Italy
Siemens Real Estate, Inc., Iselin; New Jersey, USA

III. Associated companies

Information and Communication Mobile (ICM)
Fujitsu Siemens Computers (Holding) B.V., Amsterdam, Netherlands

Infineon Technologies
ProMOS Technologies, Inc., Hsinchu, Taiwan, Republic China

Other (not allocatable to specific operating units)
BSH Bosch und Siemens Hausgerate GmbH, Munich, Germany
Tela Versicherung Aktiengesellschaft, Berlin and Munich, Germany

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